RCI Reports 2Q24 Results; X Spaces Call at 4:30 PM ET Today; Meet Management at 7 PM ET Tonight
HOUSTON—May 9, 2024—RCI Hospitality Holdings, Inc. (Nasdaq: RICK) today reported results for the fiscal 2024 second quarter ended March 31, 2024. The company also filed its Form 10-Q today.

Summary Financials (in millions except EPS)	2Q24	2Q23	6M24	6M23
Total revenues	$72.3	$71.5	$146.2	$141.5
EPS	$0.08	$0.83	$0.85	$1.94
Non-GAAP EPS[1]	$0.90	$1.30	$1.76	$2.50
Other charges, net	$8.2	$3.8	$8.2	$3.1
Net cash from operating activities	$10.8	$16.8	$24.5	$31.7
Free cash flow[1]	$8.8	$14.8	$21.5	$27.8
Net income attributable to RCIHH common stockholders	$0.8	$7.7	$8.0	$18.0
Adjusted EBITDA[1]	$17.2	$21.7	$34.7	$42.1
Weighted average shares used in computing EPS – basic and diluted	9.35	9.27	9.36	9.25
1 See “Non-GAAP Financial Measures” below
Eric Langan, President and CEO, said:
“Despite this uncertain economy, the core strength of our business enabled RCI to generate $72.3 million in revenue in 2Q24 compared to $71.5 million last year. While GAAP EPS of $0.08 primarily reflected $8.0 million in non-cash impairment, non-GAAP EPS totaled $0.90, near the high end of expectations.”
“The Nightclubs segment generated $59.4 million in revenue in 2Q24 compared to $57.0 million last year. Separately, the effort begun mid-February to improve the Bombshells segment resulted in steady sales and better margins on a sequential quarter basis. In addition, we continued to make progress developing new locations and upgrading existing ones to further grow RCI.”
“We’re committed to following our capital allocation strategy, concentrating on our core nightclubs business, evaluating potential acquisitions, and buying back stock. Subsequent to the end of the quarter, we increased our cash position $20 million by closing on our planned bank loan.”
Conference Call at 4:30 PM ET Today
•X Space: https://x.com/ricksceo/status/1787271843239338182 (X log in required)
•Use mobile phone to participate in X Space Q&A
•Phone: Toll Free 877-545-0320, International 973-528-0002, Passcode: 200202 (listen only)
•Presentation: https://www.rcihospitality.com/investor-relations/
•Webcast: https://www.webcaster4.com/Webcast/Page/2209/50516 (listen only)
Meet Management at 7:00 PM ET Tonight
•Investors are invited to meet management at one of RCI’s top revenue generating clubs
•Rick’s Cabaret New York, 50 W 33rd Street, New York, NY 10001
•RSVP your contact information to gary.fishman@anreder.com by 5 PM today

2Q24 Results (Comparisons are to the year-ago period unless indicated otherwise)
•Nightclubs segment: Revenues were $59.4 million compared to $57.0 million. The $2.4 million increase reflected the benefit of acquisitions not in same-store sales (SSS), which more than offset declines from SSS and clubs reopened, reformatted or closed during or prior to the quarter.2 By revenue type, alcoholic beverages increased 16.9% and food, merchandise and other increased 7.8%, while service declined 8.3%. The differing growth rates primarily reflected a higher alcohol and lower service sales mix from the recently acquired clubs and lower SSS. Impairment totaled $8.0 million compared to $0.7 million, resulting in operating income of $11.0 million (18.6% of revenues) compared to $18.0 million (31.6% of revenues). On a non-GAAP basis, operating income was $19.8 million (33.4% of revenues) compared to $22.4 million (39.3% of revenues). The non-GAAP margin decline primarily reflected lower service revenues, wage inflation, and the Texas patron tax increase, which doubled to $10 per customer.
•Bombshells segment: Revenues were $12.8 million compared to $14.3 million. The $1.5 million decline reflected lower SSS, partially offset by increases from FY23 acquisitions not in SSS and a new location.2 Operating income was $0.7 million (5.5% of revenues) compared to $1.8 million (12.4% of revenues). On a non-GAAP basis, operating income was $0.8 million (5.9% of revenues) compared to $2.2 million (15.4% of revenues). The decline in profitability primarily reflected lower SSS.
•Corporate segment: Expenses totaled $6.8 million (9.4% of total revenues) compared to $6.2 million (8.6% of total revenues). On a non-GAAP basis, expenses totaled $6.3 million (8.8% of total revenues) compared to $5.5 million (7.7% of total revenues). The expense increase primarily reflected more corporate level management, accounting and professional services due to recently acquired clubs and new projects.
•Interest expense was 5.5% of revenues compared to 5.1%. The increase reflected higher rate debt from seller-financed promissory notes related to FY23 acquisitions.
•Effective tax rate was 0.7% compared to 21.8%.
•Weighted average shares outstanding increased 0.9% year over year due to shares used in the 2Q23 Baby Dolls-Chicas Locas acquisition, partially offset by subsequent share buybacks.
•Share repurchases totaled 27,265 shares for $1.5 million or an average of $56.12 per share, bringing the 6M24 total to 65,219 repurchased shares for $3.6 million or an average of $55.23 per share. There was $13.0 million in remaining repurchase authorization at March 31, 2024.
•Debt was $231.9 million at March 31, 2024 compared to $234.1 million at December 31, 2023. The reduction reflected scheduled paydowns.
2 See our April 9, 2024, news release on 2Q24 sales for more details
Non-GAAP Financial Measures
In addition to our financial information presented in accordance with GAAP, management uses certain non-GAAP financial measures, within the meaning of the SEC Regulation G, to clarify and enhance understanding of past performance and prospects for the future. Generally, a non-GAAP financial measure is a numerical measure of a company’s operating performance, financial position or cash flows that excludes or includes amounts that are included in or excluded from the most directly comparable measure calculated and presented in accordance with GAAP. We monitor non-GAAP financial measures because it describes the operating performance of the Company and helps management and investors gauge our ability to generate cash flow, excluding (or including) some items that management believes are not representative of the ongoing business operations of the Company, but are included in (or excluded from) the most directly comparable measures calculated and presented in accordance with GAAP. Relative to each of the non-GAAP financial measures, we further set forth our rationale as follows:
•Non-GAAP Operating Income and Non-GAAP Operating Margin. We calculate non-GAAP operating income and non-GAAP operating margin by excluding the following items from income from operations and operating margin: (a) amortization of intangibles, (b) impairment of assets, (c) settlement of lawsuits, (d) gains or losses on sale of businesses and assets, (e) gains or losses on insurance, and (f) stock-based compensation. We believe that excluding these items assists investors in evaluating period-over-period changes in our operating income and operating margin without the impact of items that are not a result of our day-to-day business and operations.
•Non-GAAP Net Income and Non-GAAP Net Income per Diluted Share. We calculate non-GAAP net income and non-GAAP net income per diluted share by excluding or including certain items to net income attributable to RCIHH common stockholders and diluted earnings per share. Adjustment items are: (a) amortization of intangibles, (b) impairment of assets, (c) settlement of lawsuits, (d) gains or losses on sale of businesses and assets, (e) gains or losses on insurance, (f) stock-based compensation, and (g) the income tax effect of the above-described adjustments. Included in the income tax effect of the above adjustments is the net effect of the non-GAAP provision for income taxes, calculated at 18.4% and 22.3% effective tax rate of the pre-tax non-GAAP income before taxes for the six months ended March 31, 2024 and 2023, respectively, and the GAAP income tax expense (benefit). We believe that excluding and including such items help management and investors better understand our operating activities.
•Adjusted EBITDA. We calculate adjusted EBITDA by excluding the following items from net income attributable to RCIHH common stockholders: (a) depreciation and amortization, (b) impairment of assets, (c) income tax expense (benefit), (d) net interest expense, (e) settlement of lawsuits, (f) gains or losses on sale of businesses and assets, (g) gains or losses on insurance, and (h) stock-based compensation. We believe that adjusting for such items helps management and investors better understand our operating activities. Adjusted EBITDA provides a core operational performance measurement that compares results without the need to adjust for federal, state and local taxes which have considerable variation between domestic jurisdictions. The results are, therefore, without consideration of financing alternatives of capital employed. We use adjusted EBITDA as one guideline to assess our unleveraged performance return on our investments. Adjusted EBITDA is also the target benchmark for our acquisitions of nightclubs.
•We also use certain non-GAAP cash flow measures such as free cash flow. Free cash flow is derived from net cash provided by operating activities less maintenance capital expenditures. We use free cash flow as the baseline for the implementation of our capital allocation strategy.
About RCI Hospitality Holdings, Inc. (Nasdaq: RICK) (X: @RCIHHinc)
With more than 60 locations, RCI Hospitality Holdings, Inc., through its subsidiaries, is the country’s leading company in adult nightclubs and sports bars-restaurants. See all our brands at www.rcihospitality.com.
Forward-Looking Statements
This press release may contain forward-looking statements that involve a number of risks and uncertainties that could cause the company's actual results to differ materially from those indicated, including, but not limited to, the risks and uncertainties associated with (i) operating and managing an adult entertainment or restaurant business, (ii) the business climates in cities where it operates, (iii) the success or lack thereof in launching and building the company's businesses, (iv) cyber security, (v) conditions relevant to real estate transactions, (vi) the impact of the COVID-19 pandemic, and (vii) numerous other factors such as laws governing the operation of adult entertainment or restaurant businesses, competition and dependence on key personnel. For more detailed discussion of such factors and certain risks and uncertainties, see RCI's annual report on Form 10-K for the year ended September 30, 2023, as well as its other filings with the U.S. Securities and Exchange Commission. The company has no obligation to update or revise the forward-looking statements to reflect the occurrence of future events or circumstances.
Media & Investor Contacts
Gary Fishman and Steven Anreder at 212-532-3232 or gary.fishman@anreder.com and steven.anreder@anreder.com

RCI HOSPITALITY HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share, number of shares and percentage data)

	For the Three Months Ended				For the Six Months Ended
	March 31, 2024		March 31, 2023		March 31, 2024		March 31, 2023
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Revenues
Sales of alcoholic beverages	$32,907	45.5%	$30,136	42.1%	$66,223	45.3%	$59,786	42.3%
Sales of food and merchandise	11,068	15.3%	11,005	15.4%	21,870	15.0%	21,352	15.1%
Service revenues	23,564	32.6%	25,690	35.9%	48,683	33.3%	51,253	36.2%
Other	4,744	6.6%	4,686	6.6%	9,414	6.4%	9,094	6.4%
Total revenues	72,283	100.0%	71,517	100.0%	146,190	100.0%	141,485	100.0%
Operating expenses
Cost of goods sold
Alcoholic beverages sold	5,891	17.9%	5,365	17.8%	12,172	18.4%	10,739	18.0%
Food and merchandise sold	3,993	36.1%	3,737	34.0%	8,031	36.7%	7,323	34.3%
Service and other	35	0.1%	16	0.1%	75	0.1%	65	0.1%
Total cost of goods sold (exclusive of items shown below)	9,919	13.7%	9,118	12.7%	20,278	13.9%	18,127	12.8%
Salaries and wages	20,975	29.0%	19,428	27.2%	42,307	28.9%	38,104	26.9%
Selling, general and administrative	24,653	34.1%	22,026	30.8%	49,854	34.1%	44,758	31.6%
Depreciation and amortization	3,884	5.4%	3,760	5.3%	7,737	5.3%	7,067	5.0%
Other charges, net	8,195	11.3%	3,758	5.3%	8,192	5.6%	3,104	2.2%
Total operating expenses	67,626	93.6%	58,090	81.2%	128,368	87.8%	111,160	78.6%
Income from operations	4,657	6.4%	13,427	18.8%	17,822	12.2%	30,325	21.4%
Other income (expenses)
Interest expense	(3,999)	(5.5)%	(3,677)	(5.1)%	(8,215)	(5.6)%	(7,364)	(5.2)%
Interest income	96	0.1%	90	0.1%	190	0.1%	181	0.1%
Income before income taxes	754	1.0%	9,840	13.8%	9,797	6.7%	23,142	16.4%
Income tax expense	5	—%	2,147	3.0%	1,804	1.2%	5,178	3.7%
Net income	749	1.0%	7,693	10.8%	7,993	5.5%	17,964	12.7%
Net loss attributable to noncontrolling interests	25	—%	39	0.1%	7	—%	6	—%
Net income attributable to RCIHH common shareholders	$774	1.1%	$7,732	10.8%	$8,000	5.5%	$17,970	12.7%

Earnings per share
Basic and diluted	$0.08		$0.83		$0.85		$1.94

Weighted average shares used in computing earnings per share
Basic and diluted	9,350,292		9,265,781		9,358,768		9,247,824

RCI HOSPITALITY HOLDINGS, INC.
SEGMENT INFORMATION
(in thousands)

	For the Three Months Ended		For the Six Months Ended
	March 31, 2024	March 31, 2023	March 31, 2024	March 31, 2023
Revenues
Nightclubs	$59,372	$57,031	$120,405	$113,356
Bombshells	12,771	14,315	25,502	27,746
Other	140	171	283	383
	$72,283	$71,517	$146,190	$141,485

Income (loss) from operations
Nightclubs	$11,021	$17,995	$31,390	$40,735
Bombshells	699	1,775	785	3,622
Other	(277)	(168)	(473)	(353)
Corporate	(6,786)	(6,175)	(13,880)	(13,679)
	$4,657	$13,427	$17,822	$30,325

RCI HOSPITALITY HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	For the Three Months Ended		For the Six Months Ended
	March 31, 2024	March 31, 2023	March 31, 2024	March 31, 2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$749	$7,693	$7,993	$17,964
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,884	3,760	7,737	7,067
Impairment of assets	8,033	662	8,033	662
Deferred income tax benefit	(1,911)	—	(1,911)	—
Loss (gain) on sale of businesses and assets	40	(3)	37	(689)
Amortization and writeoff of debt discount and issuance costs	149	147	312	291
Doubtful accounts expense on notes receivable	—	—	22	—
Gain on insurance	—	(27)	—	(91)
Noncash lease expense	773	744	1,535	1,463
Stock-based compensation	471	706	941	1,647
Changes in operating assets and liabilities, net of business acquisitions:
Accounts receivable	(162)	(739)	1,067	708
Inventories	76	173	(142)	79
Prepaid expenses, other current, and other assets	2,609	1,503	(6,420)	(5,705)
Accounts payable, accrued, and other liabilities	(3,875)	2,170	5,265	8,288
Net cash provided by operating activities	10,836	16,789	24,469	31,684
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of businesses and assets	—	26	—	2,810
Proceeds from insurance	—	27	—	91
Proceeds from notes receivable	61	58	116	113
Payments for property and equipment and intangible assets	(7,667)	(9,537)	(12,802)	(22,090)
Acquisition of businesses, net of cash acquired	—	(25,000)	—	(29,000)
Net cash used in investing activities	(7,606)	(34,426)	(12,686)	(48,076)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from debt obligations	1,956	10,095	2,657	11,595
Payments on debt obligations	(4,278)	(3,120)	(10,630)	(6,481)
Purchase of treasury stock	(1,530)	—	(3,602)	(98)
Payment of dividends	(560)	(553)	(1,122)	(1,015)
Payment of loan origination costs	—	(109)	(136)	(205)
Share in return of investment by noncontrolling partner	—	—	—	(600)
Net cash provided by (used in) financing activities	(4,412)	6,313	(12,833)	3,196
NET DECREASE IN CASH AND CASH EQUIVALENTS	(1,182)	(11,324)	(1,050)	(13,196)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	21,155	34,108	21,023	35,980
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$19,973	$22,784	$19,973	$22,784

RCI HOSPITALITY HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31, 2024	September 30, 2023	March 31, 2023
ASSETS
Current assets
Cash and cash equivalents	$19,973	$21,023	$22,784
Accounts receivable, net	8,779	9,846	6,755
Current portion of notes receivable	265	249	239
Inventories	4,554	4,412	4,571
Prepaid expenses and other current assets	8,387	1,943	6,870
Assets held for sale	74	—	—
Total current assets	42,032	37,473	41,219
Property and equipment, net	288,224	282,705	295,861
Operating lease right-of-use assets, net	33,396	34,931	37,244
Notes receivable, net of current portion	4,289	4,443	4,569
Goodwill	67,862	70,772	84,051
Intangibles, net	172,728	179,145	156,331
Other assets	1,362	1,415	1,856
Total assets	$609,893	$610,884	$621,131

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$5,632	$6,111	$7,743
Accrued liabilities	22,597	16,051	20,958
Current portion of debt obligations, net	25,072	22,843	21,016
Current portion of operating lease liabilities	3,098	2,977	2,951
Total current liabilities	56,399	47,982	52,668
Deferred tax liability, net	27,232	29,143	30,936
Debt, net of current portion and debt discount and issuance costs	206,853	216,908	224,751
Operating lease liabilities, net of current portion	33,593	35,175	36,429
Other long-term liabilities	317	352	383
Total liabilities	324,394	329,560	345,167

Commitments and contingencies

Equity
Preferred stock	—	—	—
Common stock	93	94	94
Additional paid-in capital	77,742	80,437	85,082
Retained earnings	207,928	201,050	190,905
Total RCIHH stockholders' equity	285,763	281,581	276,081
Noncontrolling interests	(264)	(257)	(117)
Total equity	285,499	281,324	275,964
Total liabilities and equity	$609,893	$610,884	$621,131

RCI HOSPITALITY HOLDINGS, INC.
NON-GAAP FINANCIAL MEASURES
(in thousands, except per share and percentage data)

	For the Three Months Ended		For the Six Months Ended
	March 31, 2024	March 31, 2023	March 31, 2024	March 31, 2023
Reconciliation of GAAP net income to Adjusted EBITDA
Net income attributable to RCIHH common stockholders	$774	$7,732	$8,000	$17,970
Income tax expense	5	2,147	1,804	5,178
Interest expense, net	3,903	3,587	8,025	7,183
Depreciation and amortization	3,884	3,760	7,737	7,067
Impairment of assets	8,033	662	8,033	662
Settlement of lawsuits	167	3,120	167	3,120
Loss (gain) on sale of businesses and assets	(5)	3	(8)	(587)
Gain on insurance	—	(27)	—	(91)
Stock-based compensation	471	706	941	1,647
Adjusted EBITDA	$17,232	$21,690	$34,699	$42,149

Reconciliation of GAAP net income to non-GAAP net income
Net income attributable to RCIHH common stockholders	$774	$7,732	$8,000	$17,970
Amortization of intangibles	640	1,109	1,299	1,804
Impairment of assets	8,033	662	8,033	662
Settlement of lawsuits	167	3,120	167	3,120
Stock-based compensation	471	706	941	1,647
Loss (gain) on sale of businesses and assets	(5)	3	(8)	(587)
Gain on insurance	—	(27)	—	(91)
Net income tax effect	(1,701)	(1,246)	(1,921)	(1,446)
Non-GAAP net income	$8,379	$12,059	$16,511	$23,079

Reconciliation of GAAP diluted earnings per share to non-GAAP diluted earnings per share
Diluted shares	9,350,292	9,265,781	9,358,768	9,247,824
GAAP diluted earnings per share	$0.08	$0.83	$0.85	$1.94
Amortization of intangibles	0.07	0.12	0.14	0.20
Impairment of assets	0.86	0.07	0.86	0.07
Settlement of lawsuits	0.02	0.34	0.02	0.34
Stock-based compensation	0.05	0.08	0.10	0.18
Loss (gain) on sale of businesses and assets	0.00	0.00	0.00	(0.06)
Gain on insurance	0.00	0.00	0.00	(0.01)
Net income tax effect	(0.18)	(0.13)	(0.21)	(0.16)
Non-GAAP diluted earnings per share	$0.90	$1.30	$1.76	$2.50

Reconciliation of GAAP operating income to non-GAAP operating income
Income from operations	$4,657	$13,427	$17,822	$30,325
Amortization of intangibles	640	1,109	1,299	1,804
Impairment of assets	8,033	662	8,033	662
Settlement of lawsuits	167	3,120	167	3,120
Loss (gain) on sale of businesses and assets	(5)	3	(8)	(587)
Gain on insurance	—	(27)	—	(91)
Stock-based compensation	471	706	941	1,647
Non-GAAP operating income	$13,963	$19,000	$28,254	$36,880

Reconciliation of GAAP operating margin to non-GAAP operating margin
Income from operations	6.4%	18.8%	12.2%	21.4%
Amortization of intangibles	0.9%	1.6%	0.9%	1.3%
Impairment of assets	11.1%	0.9%	5.5%	0.5%
Settlement of lawsuits	0.2%	4.4%	0.1%	2.2%
Loss (gain) on sale of businesses and assets	0.0%	0.0%	0.0%	(0.4)%
Gain on insurance	0.0%	0.0%	0.0%	(0.1)%
Stock-based compensation	0.7%	1.0%	0.6%	1.2%
Non-GAAP operating margin	19.3%	26.6%	19.3%	26.1%

Reconciliation of net cash provided by operating activities to free cash flow
Net cash provided by operating activities	$10,836	$16,789	$24,469	$31,684
Less: Maintenance capital expenditures	2,011	2,021	2,994	3,885
Free cash flow	$8,825	$14,768	$21,475	$27,799

RCI HOSPITALITY HOLDINGS, INC.
NON-GAAP SEGMENT INFORMATION
($ in thousands)

	For the Three Months Ended March 31, 2024					For the Three Months Ended March 31, 2023
	Nightclubs	Bombshells	Other	Corporate	Total	Nightclubs	Bombshells	Other	Corporate	Total
Income (loss) from operations	$11,021	$699	$(277)	$(6,786)	$4,657	$17,995	$1,775	$(168)	$(6,175)	$13,427
Amortization of intangibles	589	47	—	4	640	628	417	60	4	1,109
Impairment of assets	8,033	—	—	—	8,033	662	—	—	—	662
Settlement of lawsuits	167	—	—	—	167	3,117	3	—	—	3,120
Stock-based compensation	—	—	—	471	471	—	—	—	706	706
Loss (gain) on sale of businesses and assets	7	4	—	(16)	(5)	(12)	16	—	(1)	3
Gain on insurance	—	—	—	—	—	—	—	—	(27)	(27)
Non-GAAP operating income (loss)	$19,817	$750	$(277)	$(6,327)	$13,963	$22,390	$2,211	$(108)	$(5,493)	$19,000

GAAP operating margin	18.6%	5.5%	(197.9)%	(9.4)%	6.4%	31.6%	12.4%	(98.2)%	(8.6)%	18.8%
Non-GAAP operating margin	33.4%	5.9%	(197.9)%	(8.8)%	19.3%	39.3%	15.4%	(63.2)%	(7.7)%	26.6%

	For the Six Months Ended March 31, 2024					For the Six Months Ended March 31, 2023
	Nightclubs	Bombshells	Other	Corporate	Total	Nightclubs	Bombshells	Other	Corporate	Total
Income (loss) from operations	$31,390	$785	$(473)	$(13,880)	$17,822	$40,735	$3,622	$(353)	$(13,679)	$30,325
Amortization of intangibles	1,180	110	—	9	1,299	1,256	419	121	8	1,804
Impairment of assets	8,033	—	—	—	8,033	662	—	—	—	662
Settlement of lawsuits	167	—	—	—	167	3,117	3	—	—	3,120
Stock-based compensation	—	—	—	941	941	—	—	—	1,647	1,647
Loss (gain) on sale of businesses and assets	6	4	—	(18)	(8)	(581)	16	—	(22)	(587)
Gain on insurance	—	—	—	—	—	(48)	—	—	(43)	(91)
Non-GAAP operating income (loss)	$40,776	$899	$(473)	$(12,948)	$28,254	$45,141	$4,060	$(232)	$(12,089)	$36,880

GAAP operating margin	26.1%	3.1%	(167.1)%	(9.5)%	12.2%	35.9%	13.1%	(92.2)%	(9.7)%	21.4%
Non-GAAP operating margin	33.9%	3.5%	(167.1)%	(8.9)%	19.3%	39.8%	14.6%	(60.6)%	(8.5)%	26.1%